Exhibit 99.1

Sunwin Sells Veterinary Medicine Subsidiary to Focus on Core Stevia and Herb Operations

QUFU, CHINA - 07/07/10 - Sunwin International Neutraceuticals, Inc. (OTC.BB:SUWN), one of the top global providers of high quality stevia extracts including Rebaudioside A 98, today announced that the Company has entered into a Stock Sale and Purchase Agreement to sell its 100% ownership interest in Shengya Veterinary Medicine Co., Ltd. (“Shengya”) to Mr. Laiwang Zhang, the Company’s President and Chairman of its Board of Directors.

Shengya manufactures and sells a variety of veterinary medicines in China that historically represented a small percentage of total revenue.  The Board of Directors approved the sale to Mr. Zhang in exchange for five million shares of Sunwin common stock owned by Mr. Zhang.  The transaction is expected to close by July 31, 2010.  The Company is determined to streamline its product offering to focus on its core business of producing and selling stevia and other herb-based products including herb extracts, and herb medicines.

Commenting on the transaction, Dongdong Lin, CEO of Sunwin stated, “We believe the divestiture of this subsidiary will enable our team to focus more of its efforts on our core stevia operations in China and North America. We are confident that there is a great future ahead for Sunwin both in stevia and herbal-based products and we intend to utilize all of our resources to make that great future a reality for Sunwin and its shareholders.”

About Sunwin International Neutraceuticals, Inc.

Sunwin International Neutraceuticals, Inc. is a vertically integrated leader in the area of all natural, zero calorie stevia sweeteners in addition to the production and sale of essential traditional Chinese medicines, veterinary medicines and feeds prepared from 100 percent natural herbal ingredients. As an industry leader in agricultural processing, Sunwin has built an integrated global firm with the sourcing and production capabilities to meet the needs of consumers throughout the world. For more info about Sunwin, please visit their web site at www.sunwininternational.com.

Safe Harbor Statement

Sunwin International Neutraceuticals, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding our stevia and herb based products.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

Contact:

Lillian Wong
U.S. Representative
954-363-7333
ir@sunwininternational.com